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                                                                    EXHIBIT 23.2


             [Letterhead of R. T. Garcia & Co., Inc. appears here]


                                 March 5, 1998

    We do hereby grant consent to Bellwether Exploration Company for the reference to, or the inclusion of, our Reserve Report for Associated Gas Resources, Inc. for the fiscal year ending June 30th, 1995, in the Bellwether Exploration Company Form 10-K annual report.


                                  R. T. GARCIA & CO., INC.

                                  /s/ Raymond T. Garcia
                                  ------------------------------
                                  Raymond T. Garcia, P.E.
                                  President


               [Address of R.T. Garcia & Co. Inc. appears here]